UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): MARCH 31, 2012

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(A) Natural Alternatives International, Inc., a Delaware corporation (“NAI”), and Abbott Laboratories (“Abbott”) have entered into an amendment (“Amendment”) to their License and Supply Agreement (“Agreement”). Under the terms of the Agreement, Abbott had the right to terminate the Agreement at any time up to March 31, 2012, at which time, if not terminated, Abbott was required to pay the initial installment of additional license fees in the amount of $708,334. Under the Amendment, in exchange for the payment of $354,167 by Abbott to NAI, NAI has granted Abbott an extension, until July 31, 2012, of Abbott’s termination rights and the due date of the remaining $354,167 of the initial installment.

(B) Effective as of April 1, 2012, (i) NAI and NSA, Inc. (“NSA”) entered into an amendment to their Manufacturing Agreement dated as of April 1, 2005; and (ii) NAI, NSA and Natural Alternatives International Europe LTD/SA/AG, a wholly owned subsidiary of NAI, entered into an amendment of their Exclusive Manufacturing Agreement also dated as of April 1, 2005. Both amendments extend the term of the applicable manufacturing agreement for two years, until April 1, 2014, and grant each party the right to terminate the applicable manufacturing agreement at any time upon three (3) months’ prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: April 5, 2012	By:	/s/ KEN WOLF
Ken Wolf
Chief Financial Officer